                                                                    Exhibit 4(d)

                          SERIES E FLOATING RATE NOTE

REGISTERED                                                   PRINCIPAL AMOUNT
NO.                          MCDONALD'S CORPORATION
                           MEDIUM-TERM NOTE, SERIES E
                                (FLOATING RATE)              CUSIP

              Due from Nine Months to 60 Years from Date of Issue

          If the registered owner of this Note (as indicated below) is The Depository Trust Company or a nominee of The Depository Trust Company, this Note is a Global Security and the following legend is applicable: Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, CEDE & CO., has an interest herein. UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE SECURITIES REPRESENTED HEREBY IN DEFINITIVE FORM, THIS GLOBAL SECURITY MAY BE TRANSFERRED IN WHOLE, BUT NOT IN PART, AND ONLY BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

          IF APPLICABLE, THE "TOTAL AMOUNT OF OID," "YIELD TO STATED MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) SET FORTH BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

Issue Price:                           Original Issue Date:

Initial Interest Rate:                 Stated Maturity:

Specified Currency:
     (Applicable only if other than U.S. dollars)

Option to Receive Payments in Specified Currency:   [ ] Yes  [ ] No
     (Applicable only if Specified Currency is other than U.S. dollars)

Method of Payment of Principal:
     (Applicable only if other than immediately available funds)

Authorized Denominations:
     (Applicable only if other than U.S. $100,000 and increments of $1,000 or if Specified Currency is other than U.S. dollars)

Base Rate: [ ] CD Rate [ ] CMT Rate [ ] Commercial Paper [ ] Federal Funds Rate
           [ ] LIBOR   [ ] Treasury Rate [ ] Prime Rate [ ] Other (see attached)
If Base Rate is CMT Rate, specify Designated CMT Telerate Page:

If Base Rate is LIBOR, specify:    LIBOR Reuters:     Designated LIBOR Page:

LIBOR Telerate:

Interest Reset Period:    Index Currency:

Index Maturity:       Interest Reset Dates:
     (Applicable only if other than as described on the reverse hereof)

Interest Payment Dates:

Interest Accrual:
     (Applicable only if other than as described on the reverse hereof)

Spread Multiplier:                                Spread (+/-):

Maximum Interest Rate:                            Minimum Interest Rate:

Optional Redemption:

     Optional Redemption Dates:

     Redemption Prices:

     [ ]   The Redemption Price shall initially be    % of the principal amount
           of the Note to be redeemed and shall decline at each anniversary of
           the initial Optional Redemption Date by    % of the principal amount
           to be redeemed until the Redemption Price is 100% of such principal amount; provided, however, that if this Note is an Original Issue
                   --------  -------
           Discount Note, the Redemption Price shall be the Amortized Face Amount of the principal amount to be redeemed.

     [ ]   Other:

Sinking Fund:                     Amortizing Note:
   Sinking Fund Dates:              Amortization Schedule:
   Sinking Fund Amounts:

Optional Repayment:               Original Issue Discount Note:
     Optional Repayment Dates:      Total Amount of OID:
     Optional Repayment Prices:     Yield to Stated Maturity:
                                    Initial Accrual Period OID:

     MCDONALD'S CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), for value received, hereby promises to pay
                                                    or
registered assigns, the principal amount specified above of _____________________ (Specified Currency) on the Stated Maturity shown above and to pay accrued interest on said principal amount at the Initial Interest Rate shown above from and including the Original Issue Date shown above until but excluding the first Interest Reset Date shown above following the Original Issue Date and thereafter at the Base Rate shown above, adjusted by the Spread and/or Spread Multiplier, if any, shown above, determined in accordance with the provisions on the reverse hereof, until said principal amount is paid or duly provided for in accordance with the terms hereof. The interest so payable, and punctually paid or duly provided for, on each Interest Payment Date specified above will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which, in the case of any Interest Payment Date shall be the date (whether or not a Business Day), fifteen calendar days immediately preceding such Interest Payment Date and, in the case of interest payable at Maturity (as defined below) shall be the Maturity of this Note. Notwithstanding the foregoing, if this Note is issued between a Regular Record Date and the related Interest Payment Date, the interest so payable for the period from the Original Issue Date to such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the Registered Holder hereof on the related Regular Record Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Registered Holder hereof on such Regular Record Date and may be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Registered Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. For purposes of this Note, "Business Day" means any day, other than a Saturday or Sunday, that is (i) neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in (a) The City of New York, (b) the City of Chicago or (c) if the Specified Currency for this Note is other than U.S. dollars, the principal financial center of the country issuing such Specified Currency (which, in the case of ECU, shall be Luxembourg); (ii) if the Specified Currency for this Note is ECU, not a day designated as an ECU Non-Settlement Day by the ECU Banking Association (or otherwise generally regarded in the ECU interbank market as a day on which payments in ECU shall not be made) and (iii) if this Note is a LIBOR Note, a London Business Day (as defined below). "London Business Day" means any day (i) if the Index Currency (as defined on the face hereof) is other than ECU, on which dealings in such Index Currency are transacted in the London interbank market or (ii) if the Index Currency is ECU, that is not designated as an ECU Non-Settlement Day by the ECU Banking Association (or otherwise generally regarded in the ECU interbank market as a day on which payments in ECU shall not be made).

     The principal hereof and any premium and interest hereon are payable by the Company in the Specified Currency shown above. If the Specified Currency shown above is other than U.S. dollars, the Company or the Paying Agent will (unless otherwise specified on the face hereof) arrange to convert all payments in respect hereof into U.S. dollars in the manner described on the reverse hereof. The Holder hereof may, if so indicated above, elect to receive all payments in respect hereof in the Specified Currency by delivery of a written notice to the Paying Agent not later than fifteen calendar days prior to the applicable payment date. Such election will remain in effect until revoked by written notice to the Paying Agent received not later than fifteen calendar days prior to the applicable payment date. If the Company determines that the Specified Currency is not available to the Company for making payments in respect hereof due to the imposition of exchange controls or other circumstances beyond the Company's control, then the Holder hereof may not so elect to receive payments in the Specified Currency, and any such outstanding election shall be automatically suspended, and payments shall be in U.S. dollars, until the Company determines that the Specified Currency is again available to the Company for making such payments.

     If this Note is a Certificated Note, payments of interest in U.S. dollars (other than interest payable at Maturity) will be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Debt Security Register on the applicable Regular Record Date, provided that, if the
                                                         --------
Holder hereof is the Holder of U.S.$10,000,000 (or the equivalent thereof in a Specified Currency other than U.S. dollars determined as provided on the reverse hereof) or more in aggregate principal amount of Registered Notes of like tenor and term, such U.S. dollar interest payments will be made by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Paying Agent not less than fifteen calendar days prior to the applicable Interest Payment Date. Simultaneously with any election by the Holder hereof to receive payments in respect hereof in the Specified Currency (if other than U.S. dollars), such Holder shall provide appropriate wire transfer instructions to the Paying Agent and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States. Unless otherwise specified on the face hereof, the principal hereof and any premium and interest hereon payable at Maturity will be paid in immediately available funds upon surrender of this Note at the corporate trust office or agency of the Paying Agent located in the City of Chicago. If this Note is a Global Security, beneficial owners of interest herein will be paid in accordance with the Depositary's and its participants' procedures in effect from time to time.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

     This Note shall not become valid or obligatory for any purpose unless and until this Note has been authenticated by First Fidelity Bank, National Association, or its successor, as Trustee.

     IN WITNESS WHEREOF, the Company has caused this Note to be executed under its corporate seal.

Dated:
                                       MCDONALD'S CORPORATION


                                       By ______________________________________
                                                    Vice President and Treasurer


                                       Attest __________________________________
                                                     [Assistant] Secretary

                         CERTIFICATE OF AUTHENTICATION

     This is one of the Notes issued under the within-mentioned Indenture.

                                      FIRST FIDELITY BANK, NATIONAL ASSOCIATION,
                                                                      as Trustee


                                      THE FIRST NATIONAL BANK OF CHICAGO,
                                          as Authenticating Agent

                                       By ______________________________________
                                                Authorized Signatory

                            MCDONALD'S CORPORATION
                          MEDIUM-TERM NOTE, SERIES E
                                (FLOATING RATE)

          This Note is one of a series of duly authorized debt securities of the Company (the "Debt Securities") issued or to be issued in one or more series under an indenture, dated as of March 1, 1987 (the "Indenture") between the Company and First Fidelity Bank, National Association (formerly Fidelity Bank, National Association), as trustee (the "Trustee", which term includes any successor Trustee under the Indenture) to which indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Debt Security is one of the series designated on the face hereof limited to an aggregate initial public offering price or purchase price of up to U.S.$584,662,000 or the equivalent thereof in one or more foreign or composite currencies, subject to reduction as a result of the sale of other Debt Securities. The U.S. dollar equivalent of the public offering price or purchase price of Notes denominated in currencies other than U.S. dollars will be determined by an agent designated by the Company, which initially shall be The
First National Bank of Chicago, [      ] (the "Paying Agent"), on the basis of
the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such currencies on the applicable trade dates.

          "Maturity," when used with respect to this Note, means the date on which the principal of this Note or an installment of principal becomes due and payable as provided herein or in the Indenture, whether at Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          Unless otherwise specified on the face hereof in the case of Notes represented by a Global Security, the authorized denominations of Registered Notes denominated in U.S. dollars will be U.S.$100,000 and any larger amount that is an integral multiple of U.S.$1,000. The authorized denominations of Registered Notes denominated in a currency other than U.S. dollars will be as set forth on the respective faces thereof.

          Each Registered Note will be issued initially as either a Book-Entry Note or a Certificated Note. Only Registered Notes denominated and payable in U.S. dollars may be issued as Book-Entry Notes and such Notes will not be exchangeable for Certificated Notes and, except as otherwise provided in the Indenture, will not otherwise be issuable as Certificated Notes.

          If the Specified Currency is other than U.S. dollars, the amount of any U.S. dollar payment to be made in respect hereof will be determined by the Paying Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Paying Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date (or, if no such rate is quoted on such date, the last preceding date on which such rate was quoted) from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York selected by the Paying Agent for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Specified Currency payable on such payment date in respect of all Registered Notes denominated in such Specified Currency. All currency exchange costs will be borne by the Holders of such Registered Notes by deductions from such U.S. dollar payments. If no such bid quotations are available, then such payments will be made in the Specified Currency, unless the Specified Currency is unavailable to the Company due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case payment will be made as described in the next paragraph.

          Except as set forth below with respect to payments in ECU, if any payment in respect hereof is required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then such payment shall be made in U.S. dollars until such currency is again available to the Company or so used. The amount so payable in such foreign currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated on the face hereof. Any payment made under such circumstances in U.S. dollars will not constitute an Event of Default under the Indenture. If any payment in respect hereof is required to be made in European Currency Units ("ECU") and ECU are unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company's control or are no longer used in the European Monetary System, then such payment shall be made in U.S. dollars until ECU are again available to the Company or so used. The amount of such payment in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars as of the second Business Day prior to the date on which such payment is due. The equivalent of the ECU in U.S. dollars as of any date shall be determined by the Paying Agent on the following basis: the component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the

ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Paying Agent on the basis of the most recently available Market Exchange Rates for such Components or as otherwise indicated on the face hereof. If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount of such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which such currency was divided.

          All determinations referred to above made by the Paying Agent shall be at its respective sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder hereof.

          If so specified on the face hereof, the Company may, at its option, redeem this Note in whole, or from time to time in part in accordance with the procedures set forth in the Indenture, on the date or dates designated as the Optional Redemption Date(s) on the face hereof, at the Redemption Price(s) specified on the face hereof declining from a specified premium, if any, to par, together with accrued interest to the date of redemption. The Company may exercise such option by causing the Trustee or the Paying Agent to mail a notice of such redemption at least 30 but not more than 60 days prior to the applicable Optional Redemption Date. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          If so specified on the face hereof, this Note will be repayable prior to its Stated Maturity at the option of the Holder on the Optional Repayment Date(s) shown on the face hereof at the Optional Repayment Price(s) shown on the face hereof, together with accrued interest to the date of repayment. In order for this Note to be repaid, the Paying Agent must receive at least 30 but not more than 45 days prior to an Optional Repayment Date (i) this Note with the form below entitled "Option to Elect Repayment" duly completed; or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United

States of America setting forth the name of the Holder of this Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with the form below entitled "Option to Elect Repayment" duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, this Note with the form duly completed must be received by the Paying Agent by such fifth Business Day. Any tender of this Note for repayment shall be irrevocable. The repayment option may be exercised by the Holder of this Note for less than the entire principal amount of the Note, provided that the principal amount of this
                                     --------
Note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, this Note shall be cancelled and a new Note or Notes for the remaining principal amount hereof shall be issued in the name of the Holder of this Note.

          Unless otherwise specified on the face hereof, this Note will not be subject to any sinking fund. Any such sinking fund shall be administered in accordance with the terms specified on the face hereof and otherwise as set forth in the Indenture.

          Notwithstanding anything herein to the contrary, if this Note is an Original Issue Discount Note, the amount payable in the event of redemption or repayment prior to the Stated Maturity hereof, in lieu of the principal amount due at the Stated Maturity hereof, shall be the Amortized Face Amount of this Note as of the redemption date or the date of repayment, as the case may be. The "Amortized Face Amount" of this Note shall be the amount equal to (a) the Issue Price (as set forth on the face hereof) plus (b) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the Yield to Stated Maturity (as set forth on the face hereof) (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount of this Note, if it is an Original Issue Discount Note, exceed its principal amount.

          This Note will bear interest from its Original Issue Date to the first Interest Reset Date (as defined below) at the Initial Interest Rate set forth on the face hereof. Thereafter, the interest rate hereon for each Interest Reset Period (as defined below) will be determined by reference to the Base Rate or Rates specified on the face hereof, plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, specified on the face hereof. The Base Rates that may be specified on the face hereof are the CD Rate, the CMT Rate, the

Commercial Paper Rate, the Federal Funds Rate, LIBOR, the Treasury Rate, the Prime Rate or any other Base Rate or formula specified on the face hereof. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates" or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

          As specified on the face hereof, this Note may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period ("Maximum Interest Rate") and
(ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period ("Minimum Interest Rate"). In addition to any Maximum Interest Rate that may be specified on the face hereof, the interest rate will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

          The interest rate hereon will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" specified on the face hereof, and the first day of each Interest Reset Period being an "Interest Reset Date"). Unless otherwise specified on the face hereof, the Interest Reset Dates will be, if this Note resets daily, each Business Day; if this Note (unless this Note is a Treasury Rate Note) resets weekly, Wednesday of each week; if this Note is a Treasury Rate Note that resets weekly, Tuesday of each week (except as provided below under "Determination of Treasury Rate"); if this Note resets monthly, the third Wednesday of each month; if this Note resets quarterly, the third Wednesday of March, June, September and December of each year; if this Note resets semiannually, the third Wednesday of each of the two months of each year specified on the face hereof; and if this Note resets annually, the third Wednesday of one month of each year specified on the face hereof. If an Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that, if the Base Rate specified on the face hereof is LIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

          Unless otherwise specified on the face hereof, the interest payable hereon on each Interest Payment Date shall be the accrued interest from and including the Original Issue Date or the last date to which interest has been paid or duly provided for, as the case may be, to but excluding such Interest Payment Date or Maturity, as the case may be. Unless otherwise specified on the face hereof, accrued interest shall be calculated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified on the face hereof, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day shall be computed by dividing the interest rate in effect on such day by 360 if the Base Rate specified on the face hereof is the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year, if the Base Rate specified on the face hereof is the Treasury Rate or the CMT Rate. For purposes of making the foregoing calculation, the interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. Unless otherwise specified on the face hereof, all percentages resulting from any calculation of the rate of interest hereof will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

          Unless otherwise specified on the face hereof and except as provided below, interest will be payable, if this Note resets daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified on the face hereof; if this Note resets quarterly, on the third Wednesday of March, June, September and December of each year; if this Note resets semiannually, on the third Wednesday of each of the two months of each year specified on the face hereof; and if this Note resets annually, on the third Wednesday of one month of each year specified on the face hereof (each such day being an "Interest Payment Date") and, in each case, at Maturity. If an Interest Payment Date (other than at Maturity) would otherwise fall on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, except that, if the Base Rate specified on the face hereof is LIBOR and such Business Day would fall in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day.

          If the Maturity of this Note falls on a day that is not a Business Day, the required payment of principal, premium (if any) and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest shall accrue on such payment for the period from and after Maturity to the date of such payment on the next succeeding Business Day.

          The Company has appointed and entered into an agreement with an agent (a "Calculation Agent") to calculate the interest rates on Floating Rate Notes. Unless otherwise specified on the face hereof, The First National Bank of Chicago shall be the Calculation Agent. At the request of the Holder hereof, the Calculation Agent will provide to such Holder the interest rate then in effect, and, if determined, the interest rate that will become effective on the next Interest Reset Date. All determinations of interest rates by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder hereof.

          Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest shall be the rate determined in accordance with the provisions of the applicable heading below.

DETERMINATION OF CD RATE

          If the Base Rate specified on the face hereof is the CD Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof. The "CD Rate" for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity specified on the face hereof, as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity specified on the face hereof as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 p.m. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Certificates of Deposit". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major money market banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity on the face hereof in a denomination of $5,000,000; provided, however, that if the three dealers
                            --------  -------
selected as aforesaid by the Calculation

Agent are not quoting offered rates as mentioned in this sentence, the CD Rate for such Interest Reset Period will be the CD Rate in effect on such CD Rate Determination Date, or if none, the Initial Interest Rate.

          The "Calculation Date" pertaining to any CD Rate Determination Date shall be the earlier of (i) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

DETERMINATION OF COMMERCIAL PAPER RATE

          If the Base Rate shown on the face hereof is the Commercial Paper Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof. The "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified on the face hereof, as such rate shall be published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) then the Commercial Paper Rate for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the Index Maturity specified on the face hereof as published in Composite Quotations under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the Index Maturity specified on the face hereof placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized statistical rating agency; provided, however, that if
                                                   --------  -------
the three dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the Commercial Paper Rate in effect on such Commercial Paper Rate Determination Date, or, if none, the Initial Interest Rate.

             "Money Market Yield" shall be the yield calculated in accordance with the following formula:

             Money Market Yield =      D x 360      X 100
                                  -----------------
                                    360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the period for which accrued interest is being calculated.

          The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the earlier of (i) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

DETERMINATION OF FEDERAL FUNDS RATE

          If the Base Rate specified on the face hereof is the Federal Funds Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and Spread and/or Spread Multiplier, if any, specified on the face hereof. The "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the second Business Day immediately prior to the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York City time, on such Calculation Date, such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the arithmetic mean of the rate, as of 9:00 a.m., New York City time, on the Federal Funds Rate Determination Date for the last transaction of not less than $5,000,000 in overnight federal funds arranged by each of three leading brokers of federal funds transactions in The City of New York selected by the Calculation Agent;

provided, however, that if the brokers selected as aforesaid by the Calculation
- - --------  -------
Agent are not quoting as set forth above, the "Federal Funds Rate" for such Interest Reset Period will be the Federal Funds Rate in effect on such Federal Funds Rate Determination Date, or, if none, the Initial Interest Rate.

          The "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the earlier of (i) the tenth calendar day after such Federal Funds Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

DETERMINATION OF LIBOR

          If the Base Rate specified on the face hereof is LIBOR, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any, specified on the face hereof. If LIBOR is indexed to the offered rates for deposits in a currency other than U.S. dollars, the method for determining such rate will be specified on the face hereof. If LIBOR is indexed to the offered rate for U.S. dollar deposits, "LIBOR" for each Interest Reset Period shall be determined by the Calculation Agent as follows:

        (i) On the second London Business Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Interest Determination Date"), the Calculation Agent will determine (a) if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity designated on the face hereof, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, that appear on the Designated LIBOR Page specified on the face hereof as of 11:00 a.m., London time, on such LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified on the face hereof or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified as the method for calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity designated on the face hereof commencing on the second London Business Day immediately following such LIBOR Interest Determination Date that appears on the Designated LIBOR Page specified on the face hereof as of 11:00 a.m., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates appear, or if no such rate appears, as applicable, LIBOR in respect of the related LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

        (ii) With respect to this LIBOR Note and an Interest Reset Period to which this clause (ii) applies, the

        Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated on the face hereof, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated on the face hereof commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by
                             --------  -------
        the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

        "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is specified on the face hereof, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is specified on the face hereof or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified as the method for calculating LIBOR, the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

        "Index Currency" means the currency (including composite currencies) specified on the face hereof as the currency for which LIBOR shall be calculated. If no such currency is specified on the face hereof, the Index Currency shall be U.S. dollars.

        "Principal Financial Center" will generally be the capital city of the country of the specified Index

        Currency, except that with respect to U.S. dollars, Italian lire and ECU, the Principal Financial Center shall be The City of New York, Milan and Luxembourg, respectively.

DETERMINATION OF TREASURY RATE

        If the Base Rate specified on the face hereof is the Treasury Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof. The "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified on the face hereof, as published in H.15(519) under the heading "U.S. Government Securities-Treasury bills-auction average (investment)" or, if not so published by 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity specified on the face hereof are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified on the face hereof, provided, however,
                                                            --------  -------
that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the Treasury Rate in effect on such Treasury Rate Determination Date, or, if none, the Initial Interest Rate.

        The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned.
Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Note whose Base Rate is the Treasury Rate, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

        The "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the earlier of (i) the tenth calendar day after such Treasury Rate Determination Date, or if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

DETERMINATION OF PRIME RATE

        If the Base Rate specified on the face hereof is the Prime Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof. The "Prime Rate" for each Interest Reset Period will be determined by the Calculation Agent as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Prime Rate Determination Date") and shall be the rate published in H.15(519) under the heading "Bank Prime Loan". In the event that such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date (as defined below), then the "Prime Rate" for such Interest Reset Period shall be determined by the Calculation Agent and shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page (as defined below) as such bank's prime rate or base lending rate as in effect for that Prime Rate Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen NYMF Page for the Prime Rate Determination Date, the "Prime Rate" will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Determination Date by four major money center banks in The City of New York selected by the Calculation Agent.
If fewer than two such rates appear on the Reuters Screen NYMF Page, the Prime Rate will be determined by the Calculation Agent on the basis of the rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates;

provided, however, that if the banks selected as aforesaid are not quoting as
- - --------  -------
mentioned in this sentence, the Prime Rate for such Interest Reset Period will be the Prime Rate in effect on such Prime Rate Determination Date, or, if none, the Initial Interest Rate. "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

        The "Calculation Date" pertaining to a Prime Rate Determination Date shall be the earlier of (i) the tenth calendar day after such Prime Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

DETERMINATION OF CMT RATE

        If the Base Rate specified on the face hereof is the CMT Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof.

        Unless otherwise specified on the face hereof, the "CMT Rate" for each Interest Reset Period will be determined by the Calculation Agent and shall be the rate (i) in the case where the Designated CMT Telerate Page (as defined below) is 7055, as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CMT Determination Date") or (ii) in the case where the Designated CMT Telerate Page is 7052, for the week or the month, as specified on the face hereof, ended immediately preceding the week in which the CMT Determination Date occurs, in either case, for the Index Maturity specified on the face hereof as displayed on the Designated CMT Telerate Page under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release
H.15 . . . Mondays Approximately 3:45 P.M." If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CMT Determination Date, then the "CMT Rate" for such Interest Reset Period shall be such treasury constant maturity rate for the Index Maturity specified on the face hereof as published in the relevant H.15(519) opposite the caption "U.S. Government Securities, Treasury Constant Maturities". If such rate is no longer published, or if not published by 3:00 p.m., New York City time, on the Calculation Date relating to such CMT Determination Date, then the "CMT Rate" for such Interest Reset Period shall be such treasury constant maturity rate for the Index Maturity specified on the face hereof (or other United States Treasury rate for such Index Maturity) as may then be published by either the Board of

Governors of the Federal Reserve System or the United States Department of Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 p.m., New York City time, on the Calculation Date relating to such CMT Determination Date, then the "CMT Rate" for the Interest Reset Period shall be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the CMT Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the higher quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Index Maturity specified on the face hereof and a remaining term to maturity of not less than such Index Maturity minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the "CMT Rate" for such Interest Reset Period shall be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the CMT Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for The Treasury Notes with an original maturity of the number of years that is the next highest to the Index Maturity specified on the face hereof and a remaining term to maturity closest to the Index Maturity specified on the face hereof and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the
- - --------  -------
Calculation Agent are quoting as described herein, the "CMT Rate" will be the CMT Rate in effect on such CMT Determination Date, or, if none, the Initial Interest Rate. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Index Maturity specified on the face hereof, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

        "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated on the face hereof (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052, for the most recent week.

        The "Calculation Date" pertaining to any CMT Determination Date shall be the earlier of (i) the tenth calendar day after such CMT Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

        If this Note is a Global Security, ownership of beneficial interests herein will be limited to participants in the Depositary or persons that hold interests through such participants, and the transfer of beneficial interests herein will be effected only through records maintained by the Depositary (and with respect to interests of participants in the Depositary) and by participants in the Depositary or persons that may hold interests through such participants (with respect to persons other than participants in the Depositary).

        As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Registered Notes of different authorized denominations, as requested by the Person surrendering the same.

        If this Note is a Global Security, this Note is exchangeable only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Note or if at any time the Depositary ceases to be in good standing under the Securities Exchange Act of 1934, as amended, and the Company does not appoint a successor Depositary within 90 days after the Company receives such notice or becomes aware that such Depositary is no longer in good standing, or (y) the Company in its sole discretion determines that this Note shall be exchanged for Certificated Notes in definitive form, provided that the definitive Notes so issued in exchange for this Note shall be in authorized denominations and be of like aggregate principal amount and tenor and terms as the portion of this Note to be exchanged. Except as provided above, owners of beneficial interests in this Note (if a Global Security) will not be entitled to have this Note or Notes represented by this Note registered in their names or receive physical delivery of Notes in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Debt Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the registrar (the "Registrar") which initially shall be The First National Bank of Chicago, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Registrar and the Paying Agent duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Registered Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the Holder hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        If an Event of Default with respect to the Debt Securities of this series shall have occurred and be continuing, the principal of all the Debt Securities of this series may be declared due and payable in this manner and with the effect provided in the Indenture.

        In case this Note shall at any time become mutilated, destroyed, stolen or lost and this Note or evidence of the loss, theft, or destruction hereof (together with such indemnity and such other documents or proof as may be required by the Company or the Registrar) shall be delivered to the Registrar, a new Registered Note of like tenor and principal amount will be issued by the Company in exchange for, or in lieu of, this Note. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Registered Note shall be borne by the Holder of this Note.

        The Indenture permits, with certain exceptions as therein provided, the modification or amendment thereof and the modification of the rights of the Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66-2/3% in aggregate principal amount of the Debt Securities at the time Outstanding of all series to be affected

(voting as one class). The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debt Securities of any series at the time Outstanding, on behalf of the Holders of all the Debt Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange or substitution for this Note whether or not notation in regard thereto is made upon such Note.

        Holders of Debt Securities may not enforce their rights pursuant to the Indenture or the Note except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and the coin or currency, herein prescribed.

        This Note shall be deemed to be a contract made and to be performed solely in the State of New York and for all purposes be governed by, and construed in accordance with, the laws of said State without regard to the conflicts of law rules of said State.

        All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common    UNIF GIFT MIN ACT -   ______Custodian________
TEN ENT - as tenants by the entireties                  (Cust)          (Minor)
JT TEN  - as joint tenants with right of
          survivorship and not as tenants              Under Uniform Gifts to
          in common                                           Minors Act

                                                       _______________________
                                                                (State)

     Additional abbreviations may also be used though not in the above list

                ________________________________________________

                           OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably requests and instructs the Company to repay $________ principal amount of the within Note, pursuant to its terms, on the "Optional Repayment Date" first occurring after the date of receipt of the within Note as specified below, together with interest thereon accrued to the date of repayment, to the undersigned at:

________________________________________________________________________________


________________________________________________________________________________
           (Please Print or Type Name and Address of the Undersigned)

and to issue to the Undersigned, pursuant to the terms of the Indenture, a new Note or Notes representing the remaining principal amount of this Note.

     For this Option to Elect Repayment to be effective, this Note with the Option to Elect Repayment duly completed must be received by the Company within the relevant time period set forth above at its office or agency in the Borough of Manhattan, the City and State of New York, located initially at the office
of the Paying Agent at The First National Bank of Chicago, [       ], Attention:
Corporate Trust Operations.

Dated:
                             ___________________________________________________
                             NOTE:  THE SIGNATURE TO THIS OPTION TO ELECT
                             REPAYMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN NOTE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

 Please insert Social Security or Other
 Identifying Number of Assignee

[_____________________________________]

_______________________________________________________________________________
      Please Print or Type Name and Address Including Zip Code of Assignee

_______________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________________________ attorney to transfer such Note on the books of McDonald's Corporation with full power of substitution in the premises.

Dated:  ______________________         ________________________________________
                                       Signature

                                       ________________________________________
                                       NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the Note in every particular, without alteration or enlargement or any change whatsoever.